EXHIBIT 10.4.1

[FIRST UNION LOGO]

                                 LOAN AGREEMENT

FIRST UNION NATIONAL BANK
190 RIVER ROAD
SUMMIT, NEW JERSEY 07901
(Hereinafter referred to as the "Bank")

CHEFS INTERNATIONAL, INC
62 BROADWAY
POINT PLEASANT BEACH, NEW JERSEY 08742
(Individually and collectively "Borrower)

This Loan Agreement ("Agreement) is entered into September 7, 2001, by and between Bank and Borrower.

This Agreement amends and restates in its entirety that certain Loan Agreement dated June 23, 2000 and applies to the loan or loans (individually and collectively, the "Loan') evidenced by one or more promissory notes dated September 7, 2001 or other notes subject hereto, as modified from time to time (whether one or more, the "Note") and all Loan Documents. The terms "Loan Documents" and "Obligations," as used in this Agreement, are defined in the Note.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: ACCURATE INFORMATION. All information now and hereafter furnished to Bank is and will be true, correct and complete. Any such information relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents. AUTHORIZATION; NON-CONTRAVENTION. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized as may be required and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's or any guarantors assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. ASSET OWNERSHIP. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower in writing and approved by Bank ("Permitted Liens"). To Borrower's knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen. DISCHARGE OF LIENS AND TAXES. Borrower has duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. SUFFICIENCY OF CAPITAL. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Note and any other Loan Documents, will not be, insolvent within the meaning of 11 U.S.C. ss. 101 (32). COMPLIANCE


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WITH LAWS. Borrower is in compliance in all respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. ss. 3617, et seq.) or narcotics (including 21 U.S.C. ss. 801, et seq.) and/or any commercial crimes; all applicable, federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable. ORGANIZATION AND AUTHORITY. Each corporate or limited liability company Borrower and/or guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Each corporate or limited liability company Borrower and/or guarantor, as applicable, is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. NO LITIGATION. There are no pending or threatened suits, claims or demands against Borrower or any guarantor that have not been disclosed to Bank by Borrower in writing, and approved by Bank

AFFIRMATIVE COVENANTS. Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will: ACCESS TO BOOKS AND RECORDS. Allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of Borrower at Bank shall reasonably require, and allow Bank to make copies thereof at Bank's expense. BUSINESS CONTINUITY. Conduct its business in substantially the same manner and locations as such business is now and has previously been conducted. CERTIFICATE OF FULL COMPLIANCE FROM ACCOUNTANT. Deliver to Bank, with the financial statements required herein, a certification by Borrower's independent certified public accountant that Borrower is in full compliance with the Loan Documents. COMPLIANCE WITH OTHER AGREEMENTS. Comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in the 11 U.S.C. ss.
101. ESTOPPEL CERTIFICATE. Furnish, within 15 days after request by Bank, a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations. INSURANCE. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Bank may reasonably require. MAINTAIN PROPERTIES. Maintain, preserve and keep its property in good, repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement. NON-DEFAULT CERTIFICATE FROM BORROWER. Deliver to Bank, with the Financial Statements required below, a certificate signed by Borrower, in the form attached hereto as Exhibit A, if Borrower is an individual, or by a principal financial officer of Borrower warranting that no "Default' as specified in the Loan Documents nor any event which, upon the giving of notice or lapse of time or both, would constitute such a Default, has occurred and demonstrating Borrower's compliance with the financial covenants contained herein. NOTICE OF DEFAULT AND OTHER NOTICES. (A) NOTICE OF DEFAULT. Furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. (b) OTHER NOTICES. Promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; and (v) at least 30 days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Borrower's structure. OTHER FINANCIAL INFORMATION. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request.


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PAYMENT OF DEBTS.  Pay and discharge  when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes. REPORTS AND PROXIES. Deliver to Bank, promptly, a copy of all financial statements, reports, notices, and proxy statements, sent by Borrower to stockholders, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority.

NEGATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will not: CHANGE IN FISCAL YEAR. Change its fiscal year. CHANGE OF CONTROL. Borrower shall not make a material change of ownership that effectively changes control of Borrower or changes the current management structure and personnel. ENCUMBRANCES. Create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on any of its assets, whether now owned or hereafter acquired, other than: (i) security interests required by the Loan Documents; (ii) liens for taxes contested in good faith; (iii) liens accruing by law for employee benefits; (iv) Permitted Liens; or (v) indebtedness not to exceed $150,000.00 in any fiscal year for the purpose of purchasing machinery and equipment. GUARANTEES. Guarantee or otherwise become responsible for obligations of any other person or persons other than the endorsement of checks and drafts for collection in the ordinary course of business. DEFAULT ON OTHER CONTRACTS OR OBLIGATIONS. Default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed. GOVERNMENT INTERVENTION. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or its such business is curtailed or materially impaired. JUDGMENT ENTERED. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower in an amount in excess of $50,000.00 which is not discharged or execution is not stayed within 30 days of entry. PREPAYMENT OF OTHER DEBT. Retire any long-term debt entered into prior to the date of this Agreement at a date in advance of its legal obligation to do so. RETIRE OR REPURCHASE CAPITAL STOCK. Retire or otherwise acquire any of its capital stock, with the exception of 400,000 shares at market value through May 15, 2002 approved under waiver letter dated May 15, 2000, and 270,000 shares at $2.10 per share (above market) as approved under waiver letter dated August 22,2001.

ANNUAL FINANCIAL STATEMENTS Borrower shall deliver to Bank, within 120 days after the close of each fiscal year, audited financial statements reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules and in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. If audited statements are required, all such statements shall be examined by an independent certified public accountant acceptable to Bank. The opinion of such independent certified public accountant shall not be acceptable to Bank if qualified due to any limitations in scope imposed by Borrower or any other person or entity. Any other qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to Bank's approval. If audited statements are required, Borrower's accountant shall provide Bank with a written acknowledgment of the Bank's reliance upon the statements in accordance with N.J.S. 2A:53A-25.

PERIODIC FINANCIAL STATEMENTS. Borrower shall deliver to Bank compiled semi-annually financial statements including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules, as soon as available and in any event within 60 days after the close of each such period; all in reasonable detail and prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. Such statements shall be certified as to their correctness by a principal financial officer of Borrower and in each case, if audited statements are required, subject to audit and year-end adjustments.

FINANCIAL COVENANTS. Borrower agrees to the following provisions from the date hereof until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, and the Tangible Net Worth covenant shall be calculated on a consolidated basis, using the financial information for Borrower,


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its subsidiaries,  affiliates and its holding or parent company,  as applicable:
FUNDS FLOW COVERAGE RATIO. Borrower shall, at all times, maintain a Funds Flow Coverage Ratio of not less than 1.20 to 1.00, measured at fiscal year-end. "Funds Flow Coverage Ratio" shall mean the sum of net profit, depreciation, amortization and interest expense minus all dividends and Maintenance Capital Expenditures divided by the sum of all current maturities of long-term debt,
current   maturities  of  capital  lease   obligations  and  interest   expense.
"Maintenance Capital Expenditures" is defined as those expenditures required on an annual basis to maintain existing restaurant locations. TANGIBLE NET WORTH. Borrower shall, from closing until the day before fiscal year-end 2002, maintain an Effective Tangible Net Worth of not less than $12,500,000.00, measured semi-annually. At all times thereafter, the minimum required Effective Tangible Net Worth shall increase by not less than $50,000.00 each fiscal year-end. "Tangible Net Worth" shall mean total assets minus total liabilities. For purposes of this computation, the aggregate amount of any intangible assets of Borrower including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names and any amounts due from officers, affiliates and/or stockholders, shall be subtracted from total assets, and total liabilities shall exclude debt fully subordinated to Bank on terms and conditions acceptable to Bank. DEPOSIT RELATIONSHIP. Borrower shall maintain its primary depository account with Bank. REQUIRED HEDGE. Borrower shall hedge the Loan's floating interest expense for the full term of the Loan by maintaining an interest rate swap, cap or collar with Bank or other counterparty acceptable to Bank in a notional amount equal to the then principal balance of the Loan and providing for a fixed rate satisfactory to Bank, and containing such other items and conditions as shall be reasonably acceptable to Bank. SENIOR LIABILITIES TO EFFECTIVE TANGIBLE NET WORTH RATIO. Borrower shall, at all times, maintain a ratio of Senior Liabilities to Effective Tangible Net
Worth  of  not  more  than  0.50  to  1.00,  measured   semi-annually.   "Senior
Liabilities" shall mean the sum of total liabilities, including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet, in accordance with generally accepted accounting principles applied on a consistent basis, excluding debt fully subordinated to Bank on terms and conditions acceptable to Bank. "Effective Tangible Net Worth" shall mean total assets minus Senior Liabilities. For purposes of this computation, the aggregate amount of any intangible assets of Borrower including without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names and any amounts due from officers, affiliates and/or stockholders, shall be subtracted from total assets. "Total Liabilities" shall mean all liabilities of Borrower, including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet of Borrower, in accordance with generally accepted accounting principles applied on a consistent basis. LIQUIDITY REQUIREMENT. Borrower shall, at all times, maintain Liquid Assets of not less than $500,000.00. "Liquid Assets" shall mean the sum of all cash, time deposits and marketable securities.

CONDITIONS PRECEDENT. The obligations of Bank to make the loan and any advances pursuant to this Agreement are subject to the following conditions precedent:
ADDITIONAL DOCUMENTS. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request.

IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be executed under seal.

                          CHEFS INTERNATIONAL, INC

                          By: /s/ Anthony C. Papalia             (SEAL)
                              -----------------------------------
                              Anthony C. Papalia, President

                          FIRST UNION NATIONAL BANK

                          By: /s/ Joseph Lebel
                              -----------------------------------
                              Joseph Lebel, Senior Vice President

                                    EXHIBIT A
                             NON-DEFAULT CERTIFICATE

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                                    EXHIBIT A

                             NON-DEFAULT CERTIFICATE

In accordance with the terms of the Loan Documents dated September 7, 2001 by and between First Union National Bank and Chefs International, Inc ("Borrower"), I hereby certify that:

1.   I am a principal financial officer of Borrower;

2. The enclosed financial statements are prepared in accordance with generally accepted accounting principles;

3. No Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, would constitute such a Default, has occurred.

4. Borrower is in compliance with the Financial Covenant(s) set forth in the Loan Documents, as demonstrated by the calculations contained in the Covenant Compliance Certificate attached hereto as Schedule 1.

/s/ Anthony C. Papalia
------------------------
Name: Anthony C. Papalia
Title: President


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                                   SCHEDULE 1

                         COVENANT COMPLIANCE CERTIFICATE

Borrower Name: Chefs International, Inc

For the fiscal _______________ ended _______________

ALL CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS GIVEN IN THE LOAN DOCUMENTS.

COVENANT                                ACTUAL  REQUIRED
--------                                ------  --------

FUNDS FLOW COVERAGE RATIO                       NOT LESS THAN 1.20 TO 1.00
   (a) net income                       ______
   (b) depreciation                     ______
   (c) Amortization                     ______
   (d) interest expense                 ______
   (e) dividends                        ______
   (f) Maintenance Capital Expenditures ______
   (g) CMLTD*
   (h) CMCLO**

the sum of (a) plus (b) plus (c) plus (d)
minus (e) minus (f) divided by the
sum of (g) plus (h) plus (d) equals
Funds Flow Coverage Ratio of ______             COMPLIANCE?  YES   NO

TANGIBLE NET WORTH                              [$12,500,000.00, PLUS $50,000.00
   (a) total assets                     ______  EACH FISCAL YEAR-END THEREAFTER]
   (b) intangible assets                ______
   (c) Total Liabilities                ______
   (d) CAOAS***                         ______

the sum of (a) minus(b) minus (c)
minus (d) equals Tangible Net Worth of _____    COMPLIANCE?  YES   NO

LIQUIDITY REQUIREMENT (Not Pledged)             NOT LESS THAN $500,000.00
   (a) cash in Banks                    ______
   (b) time deposit                     ______
   (c) marketable securities (US Gov't) ______

Sum of (a) plus (b) plus (c)
equals Liquid Assets of: ______                 COMPLIANCE?  YES   NO

----------
* Current Maturities of Long Term Debt
** Current Maturities of Capital Lease Obligations
*** Current Amounts due from Officers, Affiliates, and/or Stockholders


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SENIOR LIABILITIES TO EFFECTIVE
TANGIBLE NET WORTH RATIO                        NOT MORE THAN .50 TO 1.00

   (a) Senior Liabilities               ______
   (b) total assets                     ______
   (c) intangible assets                ______
   (d) CAOAS*                           ______

(a) divided by the sum of (b) minus
(a) minus (c) equals Senior
Liabilities to Effective
Tangible Net Worth of ______                    COMPLIANCE?  YES   NO

----------
* Current Amounts due from Officers, Affiliates, and/or Stockholders


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